Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the registration statements on Form S-8 (File Nos. 333-11729 and 333- 11731) of The Manitowoc Company, Inc. of our report dated January 25, 2002 relating to the financial statements, which appear in the 2001 Annual Report, which is incorporated in this Form 10-K. We also consent to the incorporation by reference of our report dated January 25, 2001 relating to the financial statement schedule, which appears on this Form 10-K.

PricewaterhouseCoopers LLP
March 29, 2002